Tableau Announces Record Revenue for Third Quarter 2014
Tableau reports first-ever quarter of more than $100 million in revenue, driven by strong customer growth and product adoption

SEATTLE, Wash. – November 5, 2014 - Tableau Software (NYSE: DATA) today reported results for its third quarter ended September 30, 2014.

•	Revenue was $104.5 million, up 71% year over year.

•	License revenue was $69.8 million, up 66% year over year.

•	International revenue was up 115% year over year.

•	Added more than 2,500 new customer accounts.

•	Closed 200 sales orders greater than $100,000, up 68% year over year.

"Tableau delivered excellent financial performance in the third quarter. Total revenue for the third quarter exceeded $100 million for the first time, demonstrating continued momentum in the business," said Christian Chabot, Chief Executive Officer of Tableau Software.

"We continue to invest in product innovation in support of our mission. At our annual Tableau Conference, we unveiled innovations we are working on, including some that are slated for Tableau 9.0. We plan to further develop our cloud and mobile offerings, extend our enterprise capabilities, expand our analytics functionality, and expand our support for data sources and platforms," added Chabot.

Financial Highlights
Total revenue increased 71% to $104.5 million, from $61.1 million in the third quarter 2013. License revenue was up 66% to $69.8 million, from $42.0 million in the third quarter of 2013. International revenue grew to $24.1 million, up 115% year over year.

GAAP operating loss for the third quarter of 2014 was $3.8 million, compared to a GAAP operating income of $2.5 million for the third quarter of 2013. GAAP net loss for the third quarter of 2014 was $4.6 million, or $0.07 per diluted common share, compared to GAAP net income of $2.4 million, or $0.03 per diluted common share for the third quarter of 2013.

Non-GAAP operating income, which excludes stock-based compensation expense, was $8.7 million for the third quarter of 2014, compared to a non-GAAP operating income of $6.3 million for the third quarter of 2013. Non-GAAP net income, which excludes stock-based compensation expense, net of tax, was $3.9 million for the third quarter of 2014, or $0.06 per diluted common share, compared to non-GAAP net income of $5.6 million, or $0.08 per diluted common share for the third quarter of 2013.

Business Highlights
Tableau held its seventh annual Tableau Customer Conference September 8-12 in Seattle, WA. The conference sold out, with more than 5,500 customers and partners in attendance. Attendees represented a broad range of industries including education, finance, software, manufacturing, electronics, healthcare, non-profit, government, biotechnology, and more, demonstrating Tableau's ability to address the needs of customers in diverse industries. More than 60 customers spoke at the conference including EMC, Capital One, Juniper Networks, Netflix, and Facebook, among others. In addition, 55 partners including Splunk, Deloitte, Teradata, IBM, Amazon Web Services, and Google, among others, participated in the expo showcase, demonstrating the breadth of Tableau's partner ecosystem.

In recent months Tableau also:

•
Announced Tableau Drive, a methodology for scaling out self-service analytics based on best practices from successful enterprise deployments. The methodology delivers an iterative, agile method that is faster and more effective than traditional long-cycle deployments.

•	Expanded support for Hadoop technologies with the launch of four new direct data connectors for IBM InfoSphere BigInsights, Amazon Elastic MapReduce, Spark SQL and MarkLogic Enterprise NoSQLDatabase.

•
Earned top ratings in the 2014 BARC¹ Business Intelligence Survey. Tableau rated first in 10 categories, including data discovery and visualization, innovation, and ease-of-use. In addition, Tableau rated #1 among large BI vendors in customer recommendations.

•	Announced seven new OEM partners to expand the reach of visual analytics to more customers worldwide.

•	Expanded the company's footprint in EMEA with the official announcement of a new office in Frankfurt, Germany and appointment of Henrik Jorgensen as country manager.
¹ Business Application Research Center (BARC)

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau’s third quarter of 2014 financial results and the outlook for the full year 2014. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau’s website at http://investors.tableausoftware.com. The live call can be accessed by dialing (855) 592-5013 (U.S.) or (678) 224-7834 (outside the U.S.) and referencing passcode: 20155765. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 20155765.

About Tableau
Tableau Software (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 23,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableausoftware.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s growth momentum, product adoption, the Company's research and development efforts and future product releases, and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s Quarterly Report on Form 10-Q filed on August 8, 2014, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding as presented in the calculation of GAAP net income (loss) per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau’s business.

Investor Contact:
Joni Davis
Tableau Director, Investor Relations
206.633.3400 x5523
jdavis@tableausoftware.com

Carolyn Bass or Jacob Moelter
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Senior PR Manager
206.633.3400 x5648
djarman@tableausoftware.com

Tableau Software, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
License	$69,763	$41,951	$178,562	$101,895
Maintenance and services	34,706	19,128	91,131	49,086
Total revenues	104,469	61,079	269,693	150,981
Cost of revenues
License	273	237	568	523
Maintenance and services	9,268	4,341	24,806	11,951
Total cost of revenues (1)	9,541	4,578	25,374	12,474
Gross profit	94,928	56,501	244,319	138,507
Operating expenses
Sales and marketing (1)	58,565	32,189	147,936	83,426
Research and development (1)	29,022	15,438	77,186	42,514
General and administrative (1)	11,111	6,345	28,953	18,064
Total operating expenses	98,698	53,972	254,075	144,004
Operating income (loss)	(3,770)	2,529	(9,756)	(5,497)
Other income (expense), net	353	(177)	(163)	(350)
Income (loss) before income tax expense (benefit)	(3,417)	2,352	(9,919)	(5,847)
Income tax expense (benefit)	1,214	(89)	4,915	(1,678)
Net income (loss)	$(4,631)	$2,441	$(14,834)	$(4,169)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.07)	$0.04	$(0.22)	$(0.09)
Diluted	$(0.07)	$0.03	$(0.22)	$(0.09)

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	68,966	59,143	66,923	47,093
Diluted	68,966	71,348	66,923	47,093

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Cost of revenues	$614	$113	$1,457	$291
Sales and marketing	4,810	1,442	12,271	3,506
Research and development	5,550	1,473	13,771	3,785
General and administrative	1,539	702	4,025	1,951

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$644,516	$252,674
Accounts receivable, net	67,497	61,158
Prepaid expenses and other current assets	9,322	7,180
Income taxes receivable	2,094	2,033
Deferred income taxes	9,367	9,136
Total current assets	732,796	332,181
Property and equipment, net	38,799	21,338
Deferred income taxes	774	589
Deposits and other assets	1,526	819
Total assets	$773,895	$354,927
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,426	$2,178
Accrued compensation and employee related benefits	27,113	27,187
Accrued liabilities	13,959	8,456
Income taxes payable	234	178
Deferred revenue	93,306	66,290
Total current liabilities	140,038	104,289
Deferred revenue	6,884	3,264
Other long-term liabilities	4,812	2,714
Total liabilities	151,734	110,267
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	631,521	239,406
Accumulated other comprehensive income (loss)	149	(71)
Retained earnings (accumulated deficit)	(9,516)	5,318
Total stockholders’ equity	622,161	244,660
Total liabilities and stockholders’ equity	$773,895	$354,927

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(14,834)	$(4,169)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	9,473	4,580
Provision for doubtful accounts	(26)	230
Stock-based compensation expense	31,524	9,533
Excess tax benefit from stock-based compensation	(3,758)	(823)
Deferred income taxes	3,532	701
Changes in operating assets and liabilities
Accounts receivable	(7,398)	(13,479)
Prepaid expenses, deposits and other assets	(2,910)	(2,812)
Income taxes receivable	(61)	(3,453)
Deferred revenue	32,232	19,527
Accounts payable and accrued liabilities	9,102	9,028
Income taxes payable	66	216
Net cash provided by operating activities	56,942	19,079
Investing activities
Purchase of property and equipment	(26,588)	(11,515)
Sale of property and equipment	1,694	—
Net cash used in investing activities	(24,894)	(11,515)
Financing activities
Proceeds from public offering, net of underwriters discount and offering costs	344,077	176,974
Proceeds from exercise of stock options	12,714	1,672
Excess tax benefit from stock-based compensation	3,758	823
Net cash provided by financing activities	360,549	179,469
Effect of exchange rate changes on cash and cash equivalents	(755)	2
Net increase in cash and cash equivalents	391,842	187,035
Cash and cash equivalents
Beginning of period	252,674	39,302
End of period	$644,516	$226,337

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$94,928	$56,501	$244,319	$138,507
Excluding: Stock-based compensation expense attributable to cost of revenues	614	113	1,457	291
Non-GAAP gross profit	$95,542	$56,614	$245,776	$138,798

Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	90.9%	92.5%	90.6%	91.7%
Excluding: Stock-based compensation expense	0.6%	0.2%	0.5%	0.2%
Non-GAAP gross margin	91.5%	92.7%	91.1%	91.9%

Reconciliation of operating income (loss) to non-GAAP operating income:
Operating income (loss)	$(3,770)	$2,529	$(9,756)	$(5,497)
Excluding: Stock-based compensation expense	12,513	3,730	31,524	9,533
Non-GAAP operating income	$8,743	$6,259	$21,768	$4,036

Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	(3.6)%	4.1%	(3.6)%	(3.6)%
Excluding: Stock-based compensation expense	12.0%	6.1%	11.7%	6.3%
Non-GAAP operating margin	8.4%	10.2%	8.1%	2.7%

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(4,631)	$2,441	$(14,834)	$(4,169)
Excluding: Stock-based compensation expense, net of tax	8,513	3,113	21,555	8,231
Non-GAAP net income	$3,882	$5,554	$6,721	$4,062

Non-GAAP net income per share attributable to common stockholders:
Basic	$0.06	$0.09	$0.10	$0.09
Diluted	$0.06	$0.08	$0.10	$0.09

Weighted average shares used to compute non-GAAP net income per share attributable to common stockholders:
Basic	68,966	59,143	66,923	47,093
Diluted	68,966	71,348	66,923	47,093